Exhibit 23.3
CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our summary report dated January 13, 2025 on the audit of estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy, Inc., a subsidiary of Diamondback Energy, Inc. (“Diamondback”), as of December 31, 2024. As independent oil and gas consultants, we hereby consent to the inclusion of our report and the information contained therein and information from our prior reserve reports referenced in this Annual Report on Form 10-K of Diamondback (this “Annual Report”) and to all references to our firm in this Annual Report. We hereby also consent to the incorporation by reference of such reports and the information contained therein in the Registration Statements of Diamondback on Forms S-3ASR (File No. 333-255731; File No. 333-268495; File No. 333-268614; File No. 333-269476; and File No. 333-282225) and on Forms S-8 (File No. 333-188552; File No. 333-215798; File No. 333-228637; File No. 333-235671; and File No. 333-257561).

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
February 26, 2025